ADDENDUM 1
TO
THE SHARE EXCHANGE AGREEMENT DATED 3 NOVEMBER 2014

THIS ADDENDUM is made effective as of the 2 March, 2015

AMONG:

ORGENESIS INC. a Nevada corporation with an office at 21 Sparrow Circle, White Plains NY 10605

(“Pubco”)

AND:

MASTHERCELL SA, a company incorporated and existing under the laws of Belgium, having its registered office at 6041 Gosselies, rue Auguste Piccard 48, Belgium, registered with the Belgian RPM under number 0840.843.708 (“MasTHerCell”); and

CELL THERAPY HOLDING SA, a company incorporated and existing under the laws of Belgium, having its registered office at 6041 Gosselies, rue Auguste Piccard 48, Belgium, registered with the Belgian RPM under number 0840.625.061 (“CTH”)

(together called “Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO AS LISTED ON SCHEDULE 1 of the SEA

(together with the Bondholders in case of conversion, the “Selling Shareholders”)

The Pubco, Priveco and the Selling Shareholders are hereinafter collectively referred to as the "Parties" or individually as a "Party".

WHEREAS:

A.	Pubco and the Selling Shareholders have entered into a "Share Exchange Agreement" effective on 3 November 2014 (hereafter the "SEA").

B.	By means of this addendum (the "Addendum") the Parties wish to amend and/or clarify certain clauses of the SEA in accordance with section 12.3 of the SEA.

THEREFORE, the Parties covenant and agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Except where expressly specified otherwise, capitalized terms shall have the meaning set forth in the SEA.

1.2	References to sections are references to sections of the SEA.

2.	AMENDMENTS AND ADDITIONS

2.1	Section 1.1 shall be supplemented with the following definitions:

"(w) "Belgian GAAP" shall mean the accounting principles generally accepted in Belgium applied in a manner consistent with prior periods;

(x) "US GAAS" shall mean generally accepted auditing standards used in the United States."

2.2	Section 3.13 shall be replaced by the following clause:

"3.13 Financial Representations. Two (2) days before Closing, each of MasTHerCell and CTH shall deliver true, correct, and complete copies of:

(i)

the audited financial statements for each such company closed on 30 November 2013, prepared in accordance with Belgian GAAP and in euros, together with a draft of the same financial statements prepared in accordance with GAAP, and

(ii)

unaudited but auditor reviewed financial statements (comprising, where necessary, explanatory footnotes) closed on 31 August 2014 (the “Priveco Accounting Date”), prepared in accordance with Belgian GAAP and in euros,

Together, in each case, with related balance sheets, statements of income, cash flows, and changes in shareholder’s equity for such period then ended (collectively, the “Priveco Financial Statements”).

The Priveco Financial Statements will be:

(a)	in accordance with the books and records of Priveco;

(b)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(d)

the audit and the review will be prepared by independent certified public accountants who are one of KPMG, Deloittes, PWC or E&Y and which is registered with the United States Public Company Accounting Oversight Board.

Priveco has not received any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Priveco Financial Statements or the books and records of Priveco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Priveco. Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Priveco."

2.3	Section 5.1 shall be amended as follows:

5.1 (i)      Due Diligence Generally. Pubco and its solicitors will be reasonably satisfied with their due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Priveco and the Selling Shareholders which are reasonably germane to the Transaction;

(ii)

the Priveco Financial Statements~~audited financial statements for Priveco for the fiscal year ended December 31, 2013 and auditor reviewed financial statements for the period ended on 31 August 2014, as described in section 7.4~~;

(iii)	a physical inspection of the assets of Priveco by Pubco or its representatives; and title to the material assets of Priveco.

2.4	Section 7.4 shall be replaced by:

"7.4      Delivery of Financial Statements. As per section 3.13 above, Priveco will have delivered to Pubco the Priveco Financial Statements prior to the Closing Date.

The parties acknowledge that within 70 days of Closing, Pubco is required to file with the SEC:

(i)

for CTH: audited consolidated financial statements closed on 30 November 2014 (including statements closed on 30 November 2013 for comparison) prepared according to US GAAP and US GAAS, in euro and comprising a US Dollars translation;

(ii)

for MasTHerCell: audited financial statements closed on 30 November 2014 (including statements closed on 30 November 2013 for comparison) prepared according to US GAAP and US GAAS, in euro and comprising a US Dollars translation;

(iii)	a pro forma of Pubco financial statements as at a recent date,

(iv)	together with substantial information on the operations, business, management, industry and risks of Priveco.

The Selling Shareholders will fully cooperate in this effort to ensure timely filing."

2.5	A new section 12.17 is added to the SEA:

"12.17 The Selling Shareholders hereby irrevocably appoint for the purpose of this Agreement Mr Hugues Bultot (the "Sellers' Representative") as their representative (with promise of ratification) to negotiate, agree to and enter into any agreements, addenda and other documents which are necessary or useful to complete the Transactions contemplated herein, including (but not limited to) any amendment to the SEA which does not affect the Consideration, the Consideration Share Price nor the proportion of Consideration Shares to be transferred. The Sellers’ Representative shall not be liable, whether towards Pubco or the Selling Shareholders, for any act done or omitted hereunder as Sellers’ Representative while acting in good faith and in the exercise of reasonable judgment. This mandate will not be remunerated."

2.6

Schedule 1 to the SEA will be deemed not to include Cell Therapy Holding SA for the purpose of defining the Selling Shareholders and the % of Consideration Shares to be issued to the Selling Shareholders (whether at Closing or after conversion of the Convertible Bonds). As a result, it is clarified (and if needed agreed) between the Parties that Cell Therapy Holding SA will remain as a shareholder of MasTHerCell SA after Closing and that the Consideration Shares to be issued to the Selling Shareholders need to be determined (whether at Closing or after conversion of the Convertible Bonds) in accordance with the % figures included in the first table under section A of Schedule 1 for the other MasTHerCell SA shareholders and in accordance with the % figures included in the second table under section A of Schedule 1 for the Cell Therapy Holding SA shareholders.

2.7	All other clauses of the SEA remain unchanged and shall apply to this Addendum.

IN WITNESS WHEREOF the Parties hereto have executed this Addendum as of the day and year first above written.

MASTHERCELL SA	THEODORUS SCA

/s/ Hugues Bultot	/s/ Hugues Bultot*
Name: Hugues Bultot	Name:
Title: CEO	Title:

CELL THERAPY HOLDING SA	THEODORUS II SA

/s/ Hugues Bultot	/s/ Hugues Bultot*
Name: Hugues Bultot	Name:
Title: CEO	Title:

4FORCELLS SPRL	GABRIEL INVESTMENTS SPRL

/s/ Hugues Bultot*	/s/ Hugues Bultot*
Name:	Name:
Title:	Title:

HUGUES BULTOT	AUXILIASTRA SPRL

/s/ Hugues Bultot	/s/ Hugues Bultot*
Name:
Title:

JOSÉ CASTILLO FERNANDEZ	GUILLAUME DE VIRON

/s/ Hugues Bultot*	/s/ Hugues Bultot*

JPP CONSULTING SPRL	ERIC MATHIEU

/s/ Hugues Bultot*	/s/ Hugues Bultot*
Name:
Title:

UNIVERSITE LIBRE DE BRUXELLES	ORGENESIS, INC

/s/ Hugues Bultot*	/s/ Vered Caplan__________
Name:	Authorized Signatory
Title:	Name: Vered Caplan
Title: President

*Hugues Bultot
Acting as attorney under powers of attorney by the above mentioned signatories